                           TELE-COMMUNICATIONS, INC.

  OFFER TO EXCHANGE SHARES OF TELE-COMMUNICATIONS, INC. SERIES B TCI VENTURES
                                     GROUP
 COMMON STOCK FOR SHARES OF TELE-COMMUNICATIONS, INC. SERIES B TCI GROUP COMMON
                                     STOCK

THE SERIES B EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1997, UNLESS THE SERIES B EXCHANGE OFFER IS EXTENDED (SUCH DATE AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). SERIES B TCI GROUP COMMON STOCK TENDERED PURSUANT TO THE SERIES B EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                                                  August 7, 1997

TO OUR CLIENTS:

     Enclosed for your consideration is the Offering Circular of Tele-Communications, Inc. (the "Company"), dated August 7, 1997 (the "Offering Circular"), and the related Letter of Transmittal including instructions thereto (the "Letter of Transmittal") relating to the offer by the Company to issue shares of Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share (the "Series B TCI Ventures Group Common Stock"), in exchange for shares of Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock"), validly tendered to the Company and not properly withdrawn, upon the terms and subject to the conditions set forth in the Offering Circular and the related Letter of Transmittal (collectively, the "Series B Exchange Offer"). Consummation of the Series B Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Offering Circular under the heading "THE EXCHANGE OFFERS -- Certain Conditions to the Exchange Offers."

     WE ARE THE REGISTERED HOLDER OF SERIES B TCI GROUP COMMON STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SERIES B TCI GROUP COMMON STOCK CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SERIES B TCI GROUP COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Series B TCI Group Common Stock held by us for your account pursuant to the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal. We urge you to read the Offering Circular and the Letter of Transmittal carefully before instructing us to tender your Series B TCI Group Common Stock.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Series B TCI Group Common Stock on your behalf in accordance with the provisions of the Series B Exchange Offer. The Series B Exchange Offer will expire at 5:00 p.m., New York City time on September 10, 1997, unless extended. Series B TCI Group Common Stock tendered pursuant to the Series B Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular, at any time on or prior to the Expiration Date.

     Your attention is directed to the following:

     1. Pursuant to the Series B Exchange Offer, holders of Series B TCI Group Common Stock may receive one share of Series B TCI Ventures Group Common Stock for each share of Series B TCI Group Common Stock validly tendered and not properly withdrawn on or prior to the Expiration Date. The Series B Exchange Offer is not subject to a condition that a minimum number of shares be tendered; however, the Company is not obligated to accept for exchange more than the Series B Maximum (as defined in the Offering Circular). In the event of an oversubscription for shares of Series B TCI Ventures Group Common Stock, shares will be exchanged on a pro rata basis up to the Series B Maximum.

     2. Consummation of the Series B Exchange Offer is subject to, among other things, satisfaction of certain conditions set forth in the Offering Circular under the heading "THE EXCHANGE OFFERS -- Certain Conditions to the Exchange Offers," including approval by the stockholders of the Company of certain amendments to the Company's charter at the 1997 annual meeting of stockholders of the Company, to be held on August 28, 1997.

     3. Any transfer taxes incident to the transfer of Series B TCI Group Common Stock from the tendering holder to the Company will be paid by the Company, except as provided in the Offering Circular and Instruction 6 to the Letter of Transmittal.

     4. The Series B TCI Group Common Stock are "margin securities" under the rules of the Federal Reserve Board. The Series B TCI Ventures Group Common Stock will be "margin securities" under the rules of the Federal Reserve Board when issued only if, upon consummation of the Series B Exchange Offer, the Series B TCI Ventures Group Common Stock satisfies the requirements for inclusion on the National Market tier of The Nasdaq Stock Market. The Series B TCI Ventures Group Common Stock will satisfy such requirements if at least 500,000 shares of Series B TCI Ventures Group Common Stock are publicly held following the Series B Exchange Offer (excluding for this purpose shares held directly or indirectly by any officer or director of the Company and by any person who is the beneficial owner of more than 10% of the total shares outstanding) and there are at least 400 beneficial holders of Series B TCI Ventures Group Common Stock following the Series B Exchange Offer (approximately 30% of the number of beneficial holders of Series B TCI Group Common Stock as of July 25, 1997). If the Series B TCI Ventures Group Common Stock does not qualify as margin securities, however, a stockholder tendering shares of Series B TCI Group Common Stock held as collateral in a brokerage margin account will not be permitted to use the shares of Series B TCI Ventures Group Common Stock issued for the account of such stockholder as substitute collateral and may be required to deposit additional collateral in such account.

     If you wish to have us tender any or all of the Series B TCI Group Common Stock held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

          INSTRUCTIONS REGARDING THE OFFERING CIRCULAR WITH RESPECT TO
           TELE-COMMUNICATIONS, INC. SERIES B TCI GROUP COMMON STOCK

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular, dated August 7, 1997 (the "Offering Circular"), of Tele-Communications, Inc. (the "Company") and the related Letter of Transmittal, pursuant to which the Company is offering, upon the terms and subject to the conditions set forth in the Offering Circular and the related Letter of Transmittal, to exchange one share of Series B TCI Ventures Group Common Stock, par value $1.00 per share, of the Company for each share of Series B TCI Group Common Stock, par value $1.00 per share, of the Company validly tendered to the Company prior to 5:00 p.m., New York City time, on September 10, 1997 (or such date to which the Series B Exchange Offer may be extended) and not properly withdrawn.

     Please tender ________ shares of Series B TCI Group Common Stock held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offering Circular and the related Letter of Transmittal.

Date: _______________________, 1997

                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s)

                                            ------------------------------------
                                            Please print name(s) here:

                                            ------------------------------------

                                            ------------------------------------
                                            Please type or print address, area
                                            code and
                                            telephone number:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Taxpayer Identification or Social
                                            Security Number:

                                            ------------------------------------
                                            My Account Number with You:

                                            ------------------------------------